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                                                                   Exhibit 4.2.4


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                                PLEDGE AGREEMENT

                                       by

                       THE DOE RUN RESOURCES CORPORATION,
                                   as Pledgor,

                                       to

                      STATE STREET BANK AND TRUST COMPANY,
                        as Trustee for the holders of the
                      11 1/4% Senior Secured Notes due 2005

                          Dated as of January 15, 1999






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                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
                                   SECTION 1.

                                     PLEDGE

1.1.  Grant of Pledge..........................................................1
1.2.  Delivery of Collateral...................................................2
1.3.  Secured Obligations......................................................2
1.4.  No Release...............................................................2

                                   SECTION 2.

              REPRESENTATIONS, WARRANTIES AND COVENANTS OF PLEDGOR

2.1.  Ownership................................................................3
2.2.  Interests Validly Issued; Necessary Consents Obtained....................3
2.3.  Perfection...............................................................3
2.4.  Government Regulations...................................................3
2.5.  Authorization; Enforceability............................................3
2.6.  No Consents, etc.........................................................3
2.7.  No Conflicts.............................................................4
2.8.  Pledgor's Duties.........................................................4
2.9.  Preservation of Collateral...............................................4
2.10.  Further Assurances; Supplements.........................................4
2.11.  Trustee May Perform; Trustee Appointed Attorney-in-Fact.................4
2.12.  Accuracy of Information.................................................5
2.13.  Indemnification.........................................................5
2.14.  LLC Interests...........................................................5

                                   SECTION 3.

                    SPECIAL PROVISIONS CONCERNING COLLATERAL

3.1.  Voting Rights, Dividends, Etc., Prior to Event of Default................5
3.2.  Voting Rights and Dividends After Event of Default.......................6
3.3.  Further Assurances for Voting Rights and Dividends.......................6
3.4.  Dividends Received in Trust..............................................7
3.5.  Transfers and Other Liens; Additional Interests..........................7

                                   SECTION 4.

                              REMEDIES UPON DEFAULT

4.1.  Event of Default.........................................................7
4.2.  Dispositions of Collateral...............................................7
4.3.  Securities Laws Limitations..............................................8
4.4.  Additional Information...................................................8


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4.5.  Waivers..................................................................8
4.6.  Deficiency...............................................................9
4.7.  Application of Proceeds..................................................9
4.8.  Expenses.................................................................9
4.9.  No Waiver; Discontinuance of Proceeding..................................9

                                   SECTION 5.

                            MISCELLANEOUS PROVISIONS

5.1.  Entire Agreement........................................................10
5.2.  Execution in Counterparts...............................................10
5.3.  Survival................................................................10
5.4.  Headings................................................................10
5.5.  Severability of Provisions..............................................10
5.6.  Notices.................................................................10
5.7.  Amendments..............................................................10
5.8.  Governing Law...........................................................10
5.9.  Consent To Jurisdiction And Service Of Process..........................11
5.10.  Agents.................................................................11
5.11.  Reasonable Care........................................................11
5.12.  Trustee................................................................11
5.13.  Continuing Security Interest; Assignment...............................11
5.14.  Obligations Absolute...................................................12
5.15.  Termination; Release...................................................12
5.16.  Location of Pledged Interests..........................................12

Schedule A    Pledged Interests
Schedule B    Filing Jurisdictions


                                       ii

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                                PLEDGE AGREEMENT

                  PLEDGE AGREEMENT (this "Agreement"), dated as of January 15, 1999, made by The Doe Run Resources Corporation, a New York corporation ("Pledgor"), in favor of State Street Bank and Trust Company (together with any successors or assigns, the "Trustee"), in its capacity as trustee under the Indenture (as hereinafter defined).

                  WHEREAS, Pledgor and the Trustee have entered into an indenture, dated as of September 1, 1998 (the "Indenture"; capitalized terms used herein but not otherwise defined herein have the meanings assigned to such terms in the Indenture), pursuant to which the Company's 11 1/4% Senior Secured Notes due 2005 (the "Notes") were issued.

                  WHEREAS, Pledgor is the legal and beneficial owner of the Collateral (as hereinafter defined).

                  WHEREAS, in order to secure the performance of the Secured Obligations (as hereinafter defined), the parties hereto are entering into this Agreement regarding the terms and conditions of Pledgor's pledge of the Collateral to the Trustee, for the benefit of itself and the holders of the Notes (the Trustee and such holders, each a "Secured Party" and collectively, the "Secured Parties").

                  NOW, THEREFORE, Pledgor and the Trustee agree as follows:

                                   SECTION 1.

                                     PLEDGE

                  1.1. GRANT OF PLEDGE. In order to secure the payment and performance when due of the Secured Obligations, Pledgor does hereby transfer, convey, warrant, deliver, pledge, assign, hypothecate and grant to the Trustee, for its benefit and the benefit of the holders of the Notes, and its successors and assigns a first priority lien on, continuing security interest in and pledge of all of Pledgor's present and future right, title and interest in, to and under the following properties, rights, interests and privileges (collectively, the "Collateral"):

                  (a) the membership interests of DR Land Holdings, LLC., a Delaware limited liability company ("DRLH"), set forth on SCHEDULE A hereto (collectively, the "Current Interests");

                  (b) all additional membership interests of DRLH hereto from time to time acquired by Pledgor in any manner (collectively, the "Additional Interests"; together with the Current Interests, the "Pledged Interests");

                  (c) subject to the provisions of Section 3 hereof, all dividends, cash or proceeds, options, warrants, rights, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Interests (collectively, the "Dividends"); and


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                  (d) all cash, instruments, securities, funds and credits of
Pledgor from time to time on deposit with the Trustee, all investments of such funds and all certificates, securities and instruments evidencing any such investments of such funds, and all interest, dividends, cash, instruments and other property received as proceeds of, or in substitution or exchange for, and all collections and claims in respect of, any and all of the foregoing (collectively, the "Cash Collateral").

                  1.2. DELIVERY OF COLLATERAL. All certificates or instruments representing or evidencing the Collateral shall be delivered to and held by or on behalf of the Trustee pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Trustee. The Trustee shall have the right, at any time upon or after the occurrence and during the continuance of an Event of Default (as hereinafter defined) and without notice to Pledgor, to transfer to or to register in the name of the Trustee or any of its nominees any or all of the Collateral. In addition, the Trustee shall have the right at any time to exchange certificates representing or evidencing Collateral for certificates of smaller or larger denominations.

                  1.3. SECURED OBLIGATIONS. This Agreement secures, and the Collateral is collateral security for, the payment and performance in full when due, whether at stated maturity, by acceleration or otherwise (including, without limitation, the payment of interest and other amounts which would accrue and become due but for the filing of a petition in bankruptcy (whether or not a claim is allowed against Pledgor for such interest or other amounts in any such bankruptcy proceeding) or the operation of the automatic stay under Section 362(a) of the Bankruptcy Law), of (i) all obligations of Pledgor now existing or hereafter arising under or in respect of the Indenture (including, without limitation, Pledgor's obligations to pay principal, interest and all other charges, fees, expenses, commissions, reimbursements, premiums, indemnities and other payments related to or in respect of the obligations contained therein) and (ii) without duplication of the amounts described in clause (i), all obligations of Pledgor now existing or hereafter arising under or in respect of this Agreement, including, without limitation, with respect to all charges, fees, expenses, commissions, reimbursements, premiums, indemnities and other payments related to or in respect of the obligations contained in this Agreement (the obligations described in clauses (i) and (ii), collectively, the "Secured Obligations").

                  1.4. NO RELEASE. Nothing set forth in this Agreement shall relieve Pledgor from the performance of any term, covenant, condition or agreement on Pledgor's part to be performed or observed under or in respect of any of the Collateral or from any liability to any person under or in respect of any of the Collateral or shall impose any obligation on the Trustee to perform or observe any such term, covenant, condition or agreement in respect of any of the Collateral on Pledgor's part to be so performed or observed or shall impose any liability on the Trustee for the operation, control, care, management or repair of the Collateral or for any act or omission on the part of Pledgor relating to Pledgor's obligations thereto or for any breach of any representation or warranty on the part of Pledgor contained in this Agreement, under or in respect of the Collateral or made in connection herewith or therewith.


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The provisions set forth in this Section 1.4 shall survive the termination of this Agreement and the discharge of the Pledgor's obligations under this Agreement.

                                   SECTION 2.

              REPRESENTATIONS, WARRANTIES AND COVENANTS OF PLEDGOR

                  Pledgor represents, warrants and covenants (as applicable) as follows:

                  2.1. OWNERSHIP. Pledgor is as of the date hereof, and, as to Collateral acquired by it from time to time after the date hereof, Pledgor will be, the legal, record and beneficial owner of all of the Collateral free and clear of any Lien or other right, title or interest of any person other than the Lien and security interest granted by Pledgor to the Trustee pursuant to this Agreement.

                  2.2. INTERESTS VALIDLY ISSUED; NECESSARY CONSENTS OBTAINED. All of the Pledged Interests have been duly authorized and validly issued and are fully paid and non-assessable. All necessary or required consents of each member in DRLH to the grant of the security interest provided hereby and to the transfer of the Pledged Interests to the Trustee or its designee pursuant to the exercise of any remedies under Section 4 hereof have been obtained and are in full force and effect.

                  2.3. PERFECTION. Upon the filing of UCC-1 financing statements in the relevant jurisdictions listed on SCHEDULE B attached hereto and made a part hereof (or any supplement thereto), which filings have been executed by the Pledgor and submitted for filing, the Lien granted pursuant to this Agreement shall constitute a perfected first priority Lien on the Collateral in favor of the Trustee, for the ratable benefit of the Lender, enforceable as such against all creditors of the Pledgors and any Persons purporting to purchase any Collateral from the Pledgors;

                  2.4. GOVERNMENT REGULATIONS. The pledge of the Collateral pursuant to this Agreement does not violate Regulation T, U or X of the Federal Reserve Board.

                  2.5. AUTHORIZATION; ENFORCEABILITY. Pledgor has full corporate power, authority and legal right to pledge and grant a security interest in all the Collateral pursuant to this Agreement. This Agreement constitutes the legal, valid and binding obligation of Pledgor, enforceable against Pledgor in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and similar laws affecting creditors' rights generally and to general equitable principles.

                  2.6. NO CONSENTS, ETC. No authorization, consent, approval, license, qualification or formal exemption from, or any filing, declaration or registration with, any court, governmental agency or regulatory authority, or with any securities exchange or any other person, is required in connection with
(i) the execution, delivery or performance by Pledgor of this Agreement, (ii) the grant of a Lien on (including the priority thereof) the Collateral by Pledgor in the manner and for the purpose contemplated by this Agreement or


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(iii) the exercise of the rights and remedies of the Trustee created hereby, except (a) those that have been obtained or made concurrently with the execution hereof, and (b) as may be required in connection with such disposition by laws affecting the offering and sale of securities generally.

                  2.7. NO CONFLICTS. The execution, delivery and performance by Pledgor of this Agreement do not (or with notice or lapse of time or both, will not) violate, conflict with or constitute a default under, or result in the termination of or accelerate the performance required by, or result in there being declared void, voidable or without further binding effect, any provision of any other agreement, instrument or document to which Pledgor is a party.

                  2.8. PLEDGOR'S DUTIES. Pledgor shall perform, abide by and be governed by each and all of the terms, provisions, covenants and agreements set forth in this Agreement and in each and every supplement hereto or amendment hereof which may at any time or from time to time be executed and delivered by the parties hereto or their successors and assigns.

                  2.9. PRESERVATION OF COLLATERAL. All rights, powers and privileges of the Trustee herein set forth are coupled with an interest and are irrevocable, subject to the terms and conditions hereof, and Pledgor shall not take or omit to take any action with respect to the Collateral or otherwise which is inconsistent with this Agreement, and any such action inconsistent herewith or therewith shall be void. Pledgor shall not further pledge, encumber, hypothecate, sell, convey or assign, or grant any option with respect to all or any part of the Collateral or suffer any of the foregoing to occur by operation of law or otherwise, except for the Liens and security interests granted by Pledgor to the Trustee pursuant to this Agreement, and shall promptly take such action as is reasonably necessary to remove any such other Lien. Pledgor will, at its expense, warrant and defend the title to the Collateral against all claims and demands of all third persons or persons claiming by, through or under Pledgor at any time claiming any interest therein adverse to the Trustee.

                  2.10. FURTHER ASSURANCES; SUPPLEMENTS. Pledgor agrees that at any time and from time to time, Pledgor will, at its expense, promptly do, execute, acknowledge and deliver all and every further act, deed, conveyance, transfer, waiver, subordination, supplement and other instruments, documents and assurances that may be reasonably necessary or that the Trustee reasonably deems appropriate or advisable, including, without limitation, supplemental or additional UCC-1 financing statements, for the continued perfection, preservation and protection of the security interest in the Collateral granted hereby or to enable the Trustee to exercise and enforce its rights and remedies hereunder with respect to any Collateral.

                  2.11. TRUSTEE MAY PERFORM; TRUSTEE APPOINTED ATTORNEY-IN-FACT. If Pledgor fails to perform any agreement contained in this Agreement, the Trustee may itself perform, or cause performance of, such agreement, and the expenses of the Trustee, including, without limitation, the reasonable fees and expenses of its counsel and the allocated cost of staff counsel, incurred in connection therewith shall be payable by Pledgor on demand. Pledgor hereby appoints the Trustee its attorney-in-fact, with full authority in the place and stead of Pledgor and in the name of Pledgor, or otherwise, from time to time in the Trustee's


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discretion to take any action which the Trustee may take pursuant to the provisions of this Section.

                  2.12. ACCURACY OF INFORMATION. All information set forth herein (including the exhibits hereto) relating to the Collateral is accurate and complete in all material respects.

                  2.13. INDEMNIFICATION. Pledgor hereby agrees to indemnify the Trustee for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Trustee in any way relating to or arising out of this Agreement or the pledge and security interest contemplated hereby or the enforcement of any of the terms hereof or otherwise arising or relating in any manner to the Lien contemplated hereunder; PROVIDED, HOWEVER, that Pledgor shall not be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Trustee.

                  2.14 LLC INTERESTS. None of the Pledged LLC Interests (i) are dealt in or traded on securities exchanges or in securities markets, (ii) are by their terms expressly subject to Article 8 of the Uniform Commercial Code of any jurisdiction, (iii) constitute an investment company security or (iv) are held in a securities account (in each case within the meaning of Section 8-103 of the Uniform Commercial Code of New York).

                                   SECTION 3.

                    SPECIAL PROVISIONS CONCERNING COLLATERAL

                  3.1. VOTING RIGHTS, DIVIDENDS, ETC., PRIOR TO EVENT OF DEFAULT. As long as no Event of Default shall have occurred and be continuing:

                  (a) Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Indenture; PROVIDED, HOWEVER, that Pledgor shall give the Trustee at least five days' prior written notice of the manner in which it intends to exercise any such right. It is understood, however, that Pledgor's consent to or approval of any action otherwise permitted under this Agreement and the Indenture, shall not be deemed inconsistent with the terms of this Agreement or the Indenture within the meaning of this Section 3.1, and no notice of any such voting or consent need be given to the Trustee.

                  (b) Pledgor shall be entitled to receive and retain, and to utilize free and clear of the Lien of this Agreement, any and all dividends and distributions in respect of the Collateral; PROVIDED, HOWEVER, that any and all Extraordinary Distributions shall be, and shall be delivered forthwith to the Trustee to hold as, Collateral and shall, if received by Pledgor, be received in trust for the benefit of the Trustee, be segregated from the other property or funds of Pledgor, and be delivered forthwith to the Trustee as Collateral in the same form as so received (with any necessary endorsement or other instruments required by Section 1.2 of this Agreement).


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

                  (c) In order to permit Pledgor to exercise the voting and other rights which it is entitled to exercise pursuant to Section 3.1(a) above and to receive the dividends and distributions which it is authorized to receive and retain pursuant to Section 3.1(b) above, the Trustee shall, if necessary, upon written request of Pledgor, from time to time execute and deliver (or cause to be executed and delivered) to Pledgor all such proxies, dividend payment orders and other instruments as Pledgor may reasonably request.

                  (d) For purposes of Section 3.1(b) above, "Extraordinary Distribution" shall mean any and all dividends, cash, instruments and other property and proceeds received, receivable or otherwise distributed on the Pledged Interests constituting (i) any liquidating dividend or other liquidating distribution or other similar extraordinary dividend or distribution; (ii) any dividend or other distribution in respect of the Pledged Interests in the form of membership interests or any other property or assets (including cash and Cash Equivalents) to the extent the Fair Market Value (determined at the time of the dividend or distribution) of all dividends and other distributions in respect of the Pledged Interests made on or after the date hereof to and including the date of such dividend or other distribution exceeds 100% of the Consolidated Net Income of DRLH accrued on a cumulative basis subsequent to the date hereof.

                  "Fair Market Value" means, with respect to any asset, the price which could be negotiated in an arm's length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value of any asset of the Company and its Subsidiaries shall be determined by the Member of the Company acting in good faith and shall be evidenced by a Resolution of the Member thereof delivered to the Trustee; PROVIDED that with respect to any Asset Sale which involves in excess of $5.0 million, the Fair Market Value of any such asset or assets shall be determined by an Independent Financial Advisor.

                  3.2. VOTING RIGHTS AND DIVIDENDS AFTER EVENT OF DEFAULT. Upon the occurrence and during the continuance of an Event of Default:

                  (a) Upon written notice from the Trustee to Pledgor, all rights of Pledgor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 3.1 above shall cease, and all such rights shall thereupon become vested in the Trustee, which shall thereupon have the sole right to exercise such voting and other consensual rights during the continuance of such Event of Default.

                  (b) Upon written notice from the Trustee to Pledgor, all rights of Pledgor to receive the dividends and distributions which it would otherwise be authorized to receive and retain pursuant to Section 3.1 above shall cease and all such rights shall thereupon become vested in the Trustee, which shall thereupon have the sole right to receive and hold as Collateral such dividends and distributions during the continuance of such Event of Default.

                  3.3. FURTHER ASSURANCES FOR VOTING RIGHTS AND DIVIDENDS. In order to permit the Trustee to receive all dividends and other distributions to which it may be entitled under Section 3.1(b) above, to exercise the voting and other consensual rights which it may be


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entitled to exercise pursuant to Section 3.2(a) above, and to receive all dividends and distributions which it may be entitled to receive under Section 3.2(b) above, Pledgor shall, if necessary, upon written notice from the Trustee, from time to time execute and deliver to the Trustee appropriate proxies, dividend payment orders and other instruments as the Trustee may reasonably request.

                  3.4. DIVIDENDS RECEIVED IN TRUST. All Dividends and distributions which are received by Pledgor contrary to the provisions of
Section 3.2 above shall be received in trust for the benefit of the Trustee, shall be segregated from other funds of Pledgor and shall be forthwith paid over to the Trustee as Collateral in the same form as so received (with any necessary endorsement).

                  3.5.     TRANSFERS AND OTHER LIENS; ADDITIONAL INTERESTS.

                  (a) TRANSFERS AND OTHER LIENS. Pledgor shall not (i) pledge, encumber, hypothecate, sell, convey, assign or otherwise dispose of, or grant any option or warrant with respect to, any of the Collateral or suffer any of the foregoing to occur by operation of law or otherwise except for the Liens and security interests granted by Pledgor to the Trustee pursuant to this Agreement or (ii) permit DRLH to merge or consolidate unless all the outstanding capital stock of the surviving or resulting corporation is, upon such merger or consolidation, pledged hereunder and no cash, securities or other property is distributed in respect of the outstanding shares of any other constituent corporation (or membership interests of any other constituent limited liability company, as the case may be); provided, HOWEVER, that in the event of an Asset Sale of all of the Collateral, pursuant to, and in compliance with, the provisions of the Indenture, the Trustee shall release the Collateral that is the subject of such sale to Pledgor free and clear of the Lien and security interest under this Agreement upon the making of proper arrangements by the Trustee for the application of the proceeds of such Asset Sale in accordance with the provisions of the Indenture.

                  (b) ADDITIONAL INTERESTS. Pledgor agrees that it will cause each issuer of Collateral consisting of membership interests not to issue any membership interests or other securities in addition to or in substitution for such Collateral issued by such issuer, except to Pledgor.

                                   SECTION 4.

                              REMEDIES UPON DEFAULT

                  4.1. EVENT OF DEFAULT. It shall be an Event of Default hereunder if there shall occur an Event of Default under the Indenture.

                  4.2. DISPOSITIONS OF COLLATERAL. If any Event of Default shall have occurred and be continuing, the Trustee may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code in effect in the State of New York at that time, and may also in its sole discretion, without notice except as specified


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below, subject to applicable law, at any time or from time to time, sell, assign and deliver, or grant options to purchase, all or any part of the Collateral, or any interest therein, at any public or private sale, at any exchange or broker's board for cash, for immediate or future delivery without any assumption of credit risk, and for such price or prices and on such terms as may be reasonable; PROVIDED that at least 10 days' notice of the time and place of any such sale shall be given to Pledgor. At any such sale, unless prohibited by applicable law, the Trustee on behalf of the Secured Parties may bid for and purchase all or any part of the Collateral so sold free from any right or equity of redemption of Pledgor. Neither the Trustee nor any Secured Party shall be liable for failure to collect or realize upon any or all of the Collateral or for any delay in so doing nor shall any of them be under any obligation to take any action whatsoever with regard thereto.

                  4.3. SECURITIES LAWS LIMITATIONS. Pledgor recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the "Securities Act"), and applicable state securities laws, the Trustee may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Pledgor acknowledges that any such private sales may be at prices and on terms less favorable to the Trustee than those obtainable through a public sale without such restrictions (including, without limitation, a public offering made pursuant to a registration statement under the Securities Act), and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Trustee shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if Pledgor would agree to do so.

                  4.4. ADDITIONAL INFORMATION. If the Trustee determines to exercise its right to sell any or all of the Collateral, upon written request, Pledgor shall, and shall cause each issuer of any Collateral to be sold hereunder from time to time to, furnish to the Trustee all such information as the Trustee may request in order to determine the number of membership interests and other instruments included in the Collateral which may be sold by the Trustee as exempt transactions under the Securities Act and the rules of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

                  4.5. WAIVERS. Pledgor hereby waives, to the extent permitted by applicable law, notice or judicial hearing in connection with the Trustee's taking possession or the Trustee's disposition of any Collateral, including, without limitation, any and all prior notice and hearing for any prejudgment remedy or remedies and any such right which Pledgor would otherwise have under law, and Pledgor hereby further waives: (a) all damages occasioned by such taking of possession; (b) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Trustee's rights hereunder; and (c) all rights of redemption, appraisal, valuation, stay, extension or moratorium now or hereafter in force under any applicable law. Any sale of, or the grant of options to purchase, or any other realization upon, any Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of Pledgor therein and thereto, and shall be a perpetual bar both at law and in equity against Pledgor and against any and all persons claiming or attempting to claim the Collateral so sold, optioned or realized upon, or any part thereof, from, through and under Pledgor.

                  4.6. DEFICIENCY. Notwithstanding any other provision of this Agreement to the contrary, if, after giving effect to any sale, transfer or other disposition of any or all of the Collateral pursuant hereto and after the application of the proceeds hereunder and any Collateral sold, transferred or otherwise disposed of, any Secured Obligations remain unpaid or unsatisfied, Pledgor shall remain liable for the unpaid and unsatisfied amount of such Secured Obligations.

                  4.7. APPLICATION OF PROCEEDS. The proceeds of any sale made under or by virtue of the provisions of Section 4.16 of the Indenture, together with any other sums then held by the Trustee pursuant to this Agreement, shall be applied promptly from time to time by the Trustee as set forth in the Indenture.

                  4.8. EXPENSES. Pledgor will upon demand pay to the Trustee the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and the allocated fees and expenses of staff counsel and the reasonable fees and expenses of any experts and agents, which the Trustee may incur in connection with (i) the administration of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of the Trustee hereunder or (iv) the failure by Pledgor to perform or observe any of the provisions hereof. All amounts payable by Pledgor under this Section 4.8 shall be due upon demand and shall be part of the Secured Obligations. Pledgor's obligations under this Section shall survive the termination of this Agreement and the discharge of Pledgor's other obligations hereunder.

                  4.9.     NO WAIVER; DISCONTINUANCE OF PROCEEDING.

                  (a) No failure on the part of the Trustee to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Trustee of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein provided are to the fullest extent permitted by law cumulative and are not exclusive of any remedies provided by law.

                  (b) In the event the Trustee shall have instituted any proceeding to enforce any right, power or remedy under this instrument by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Trustee, then and in every such case Pledgor, the Trustee and each Secured Party shall be restored to their respective former positions and rights hereunder with respect to the Collateral, and all rights, remedies and powers of the Trustee shall continue as if no such proceeding had been instituted.

                                   SECTION 5.

                            MISCELLANEOUS PROVISIONS

                  5.1. ENTIRE AGREEMENT. This Agreement and the documents and agreements referred to herein embody the entire agreement and understanding between the parties hereto and supersede all prior agreements and understandings relating to the subject matter hereof.

                  5.2. EXECUTION IN COUNTERPARTS. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts shall constitute one and the same Agreement.

                  5.3. SURVIVAL. All representations, warranties, covenants and agreements herein contained on the part of Pledgor shall survive the payment and performance of all the Secured Obligations and the termination of this Agreement.

                  5.4. HEADINGS. The Section headings used in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

                  5.5. SEVERABILITY OF PROVISIONS. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

                  5.6. NOTICES. All notices or other communications required to be given hereunder shall be given at the address and in the manner required in the Indenture.

                  5.7. AMENDMENTS. No amendment, modification, supplement, termination or waiver of or to any provision of this Agreement, or consent to any departure by Pledgor therefrom, shall be effective unless in writing and signed by the Trustee and Pledgor. Any amendment, modification or supplement of or to any provision of this Agreement, any waiver of any provision of this Agreement and any consent to any departure by Pledgor from the terms of any provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which made or given.

                  5.8. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO NEW YORK'S PRINCIPLES OF CONFLICTS OF LAWS).

                  5.9. CONSENT TO JURISDICTION AND SERVICE OF PROCESS. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST PLEDGOR WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW YORK AND BY EXECUTION

AND DELIVERY OF THIS AGREEMENT, PLEDGOR ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT SUBJECT TO RIGHT OF APPEAL. PLEDGOR HEREBY IRREVOCABLY WAIVES TRIAL BY JURY AND PLEDGOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH JURISDICTION. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF THE TRUSTEE TO BRING PROCEEDINGS AGAINST PLEDGOR IN THE COURTS OF ANY OTHER JURISDICTION.

                  5.10. AGENTS. The Trustee may use one or more agents to perform its obligations hereunder.

                  5.11. REASONABLE CARE. The Trustee shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equivalent to that which the Trustee, in its individual capacity, accords its own property, it being understood that the Trustee shall not have responsibility for taking any necessary steps to preserve rights against any person with respect to any Collateral.

                  5.12. TRUSTEE. The Trustee has been appointed as trustee pursuant to the Indenture. The actions of the Trustee hereunder are subject to the provisions of the Indenture. The Trustee may resign and a successor Trustee may be appointed in the manner provided in the Indenture. Upon the acceptance of any appointment as the Trustee by a successor Trustee, that successor Trustee shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Trustee under this Agreement, and the retiring Trustee shall thereupon be discharged from its duties and obligations under this Agreement. After any retiring Trustee's resignation, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was the Trustee.

                  5.13. CONTINUING SECURITY INTEREST; ASSIGNMENT. This Agreement shall create a continuing security interest in the Collateral and shall (i) be binding upon Pledgor and its successors and assigns and (ii) inure, together with the rights and remedies of the Trustee hereunder, to the benefit of the Trustee and each Secured Party and each of their successors, transferees and assigns. No other person (including, without limitation, any other creditor of Pledgor) shall have any interest herein or any right or benefit with respect hereto. Pledgor may not assign its rights under this Agreement without the prior written consent of the Trustee.

                  5.14. OBLIGATIONS ABSOLUTE. All obligations of Pledgor hereunder shall be absolute and unconditional irrespective of:

                  (a) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of Pledgor;

                  (b) any lack of validity or enforceability of any loan document, or any other agreement or instrument relating thereto;

                  (c) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Indenture, or any other agreement or instrument relating thereto;

                  (d) any exchange or non-perfection of the Pledged Collateral, or any re-lease or amendment or waiver of or consent to any departure from any guarantee, for all or any of the Secured Obligations;

                  (e) any exercise or non-exercise or any waiver of any right, remedy, power or privilege under or in respect of any document relating to the Indenture; or

                  (f) any other circumstances which might otherwise constitute a defense available to, or a discharge of, Pledgor.

                  5.15. TERMINATION; RELEASE. When all of the Secured Obligations have been paid in full or the Collateral has been sold pursuant to an Asset Sale described in, and complying with, Section 4.16 of the Indenture, this Agreement shall terminate. Upon termination of this Agreement or any release of Collateral in accordance with the provisions of the Indenture, the Trustee shall, upon the request and at the sole cost and the expense of Pledgor, forthwith assign, transfer and deliver to Pledgor against receipt and without express or implied recourse to or warranty by the Trustee, such of the Collateral to be released as may be in possession of the Trustee and as shall not have been sold or otherwise applied pursuant to the terms hereof, and proper instruments acknowledging the termination of this Agreement or the release of such Collateral, as the case may be.

                  5.16. LOCATION OF PLEDGED INTERESTS. The Trustee will take all reasonable steps to ensure that the Pledged Interests are at all times located within the State of New York.

                  IN WITNESS WHEREOF, Pledgor and the Trustee have executed this Agreement as of the day and year first above written.

                                       THE DOE RUN RESOURCES CORPORATION

                                       By: /s/ Marvin K. Kaiser
                                           -------------------------------------
                                           Marvin K. Kaiser
                                           Vice President and Chief Financial
                                           Officer

                                       STATE STREET BANK AND TRUST COMPANY,
                                          as Trustee

                                       By: /s/ Robert L. Reynolds
                                           -------------------------------------
                                           Name:  Robert L. Reynolds
                                           Title: Vice President

                                                                      SCHEDULE A


                                PLEDGED INTERESTS

                                                  Percentage of All Capital
                                                  or Other Equity Interests
               Issuer                                     of Issuer
--------------------------------------       -----------------------------------

       DR Land Holdings, Inc.                                100%

                                                                      SCHEDULE B

                              FILING JURISDICTIONS

Missouri:
      Secretary of State
      County of St. Louis, Indep. City

Delaware:
      Secretary of Sate


                                       15